UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

SOLARIS OILFIELD INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 700 Houston, Texas 77024 (Address of principal executive offices) (Zip Code) (281) 501-3070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SOI”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, Lindsay R. Bourg submitted her resignation as Chief Accounting Officer of Solaris Oilfield Infrastructure, Inc. (the “Company”). Ms. Bourg will remain with the Company until June 16, 2023 to assist with the transition of duties to her successor. Ms. Bourg’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective June 1, 2023, Christopher P. Wirtz was appointed by the Board of Directors of the Company to serve as Chief Accounting Officer of the Company and will begin his service immediately. Prior to joining the Company, Mr. Wirtz, age 49, previously served as Controller, Proppant Segment of ProFrac Services, LLC (“ProFrac”) from November 2022 until May 2023. Mr. Wirtz joined ProFrac following ProFrac’s acquisition of U.S. Well Services, Inc. (“US Well”). Mr. Wirtz served as US Well’s VP Internal Audit and Process Control from September 2021 to November 2022, in addition to serving as the Corporate Controller from December 2018 to October 2020, Principal Accounting Officer from March 2019 to November 2020 and prior to US Well’s business combination, as Controller of U.S. Well Services, LLC from April 2017 to November 2018. Mr. Wirtz served as the Chief Financial Officer of ADS Services, LLC from November 2020 to September 2021. Mr. Wirtz began his career at Broussard Poche Lewis & Breaux, where he served as a Senior Auditor and later at Ernst & Young LLP where he served as Senior Accountant – AABS. Mr. Wirtz received a Bachelor of Accounting from the University of Louisiana at Lafayette in 1998 and was certified as a public accountant in 1999. Mr. Wirtz brings more than 20 years of experience as a certified public accountant, serving in leadership and finance roles at multiple public companies in the energy sector.

The selection of Mr. Wirtz to serve as the Company’s Chief Accounting Officer was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Wirtz and any director or executive officer of the Company, and there are no transactions between Mr. Wirtz and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Wirtz’s appointment as Chief Accounting Officer, the Company entered into an Indemnification Agreement (“Indemnification Agreement”) and a participation agreement under the Solaris Oilfield Infrastructure, Inc. Executive Change in Control Severance Plan (“CIC Plan”) with Mr. Wirtz. The Indemnification Agreement requires the Company to indemnify Mr. Wirtz to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. As a participant in the CIC Plan, Mr. Wirtz is eligible to receive certain severance benefits (specifically, Tier 2 severance benefits under the CIC Plan) in the event of a qualifying termination that occurs in connection with a change in control, as described more fully in the CIC Plan.

The foregoing descriptions of the Indemnification Agreement and CIC Plan are not complete and are qualified in their entirety by reference to the full text of (i) the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and (ii) the CIC Plan, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38090) filed with the U.S. Securities and Exchange Commission on March 7, 2023, and are hereby incorporated into this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement (Christopher P. Wirtz).
104	Cover page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2023

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:	/s/ KYLE S. RAMACHANDRAN
Name:	Kyle S. Ramachandran
Title:	President and Chief Financial Officer

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